EXHIBIT 10.5
                     REAL PROPERTY LEASE - CALGARY, ALBERTA






                        STANDARD FORM OF INDUSTRIAL LEASE

                                      from

                       THE STANDARD LIFE ASSURANCE COMPANY

                                       and

                    THE MANUFACTURERS LIFE ASSURANCE COMPANY

                                       to

                                  TRIPLE-C-INC.

                             for the SPAETH Building

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THIS LEASE dated as of this 18th day of March, 1997


BETWEEN:

         THE STANDARD LIFE ASSURANCE COMPANY, having Its principal office in Montreal, Quebec, and having an office at:
         #200, 640 - 6th Avenue S. W.
         Calgary, Alberta, T2P OS4

AND:

         THE MANUFACTURERS LIFE INSURANCE COMPANY, having its principal office in Toronto, Canada, and having an office at:
         #1475, 550 - 6th Avenue S.W.
         Calgary, Alberta, T2P OS2
         (hereinafter jointly referred to as the "Landlord")

AND:

         TRIPLE-C-INC., having Its principal office In Hamilton, Canada and having an office at:
         3815 - 29th Street N.E.
         Calgary, Alberta, T1Y 6135
         (hereinafter referred to as the "Tenant")

         WITNESSES that the Landlord leases the Premises to the Tenant and the Tenant accepts that lease, for the Term, on the following terms and conditions to which the Landlord and Tenant agree:

PART 1 - INTERPRETATION

1.1      Performance

         In exercising its rights and carrying out its obligations, each of the Landlord and Tenant will act reasonably, prudently, promptly and fairly.

1.2      Rights and Obligations

         All the Landlord's and Tenant's rights and obligations in this lease will apply throughout the Term, and longer If the Lease so states.

1.3      Consents

         If either the Tenant or the Landlord needs the others consent, it will obtain that consent in writing before proceeding. Neither party will unreasonably withhold or delay its consent.

1.4      Dispute Resolution

         Where the Landlord is obliged to refer any dispute or question to an auditor, real estate appraiser or other expert experienced in assessment appeals, surveyor, engineer, architect, insurance consultant, or other professional: (I) the Landlord will select a person who is at arm's length from the Landlord, except that the

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         Landlord may use its external auditor and other arm's length persons with whom the Landlord has dealings; (ii) that person's decision or determination will be conclusive and binding on the Landlord and Tenant; and (iii) each of the Landlord and Tenant will pay fifty (50%) percent of that person's fees and disbursements.

1.5      Fully Net Lease

         This Lease will be a carefree fully net Lease for the Landlord, except if an item is expressly stated to be for the Landlord's account. Otherwise, the Tenant will pay ail outgoings with respect to the Premises, their use, occupancy, and contents including its Share of Operating Costs and Taxes, and the Cost of Additional Services. The Tenant will also pay its costs of carrying out its obligations under this Lease.

1.6      Entire Agreement

         No verbal, written, express or implied representations, warranties, guarantees, covenants or agreements of either the Landlord or the Tenant will survive the signing of this Lease except if they are set out in this Lease. This Lease constitutes the entire agreement between the Landlord and Tenant. This Lease may only be modified by an express written agreement, made after the Lease has been executed, which both the Landlord and Tenant have signed.

1.7      Definitions

         In this Lease:

         1.7(a) "Additional Rent" means all money the Tenant must pay under this Lease, including indemnities, but excluding Basic Rent.

         1.7(b) "Additional Services" mean the services and supervision the Landlord supplies to the Tenant over and above what the Landlord supplies as the standard level of services included in Operating Costs and available to Building occupants generally.

         1.7(c) "Basic Rent" means the annual rent the Tenant is to pay under Paragraph 3.3 herein.

         1.7(d) "Building" means the building, and the common areas, improvements, and amenities located from time to time on the Land or in the building.

         1.7(e)   "Commencement Date" means the 1 at day of July 1997.

         1.7(f) "Cost of Additional Services" means the Landlord's cost Additional Services, together with a supervisory fee equal to fifteen (15%) percent of those costs.

         1.7(g)   "Day" or "days" means a calendar day or calendar days.

         1.7(h) "End of the Term" means the expiry or earlier termination of the Term.

         1.7(I) "Event of Delay" means an event or cause beyond the reasonable control of the Landlord or the Tenant, as the case may be, including acts of God, labor or industrial disturbances, civil disturbances, wars, interruptions by Government Body or court orders, transportation disruptions, or shortages of materials.

         1.7(j) "Government Body" means any municipal, provincial, federal, school or other statutory authority, or department or agency thereof.

         1.7(k) "Hazardous Substance" means any contaminant, pollutant, dangerous or potentially dangerous or noxious or toxic substance, hazardous waste, flammable or explosive or radioactive material, urea formaldehyde foam insulation, asbestos, PCB's and substances or any other materials declared or defined to be hazardous, toxic, contaminants or pollutants in, or which at any time during the

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                  Term are regulated as a threat or are capable or posing a
                  threat to public health or the environment under or pursuant to, any applicable laws, regulations, requirements or guidelines in the Province of Alberta, including any applicable laws, regulations, requirements or guidelines of the Federal Government of Canada or of the Government of the Province of Alberta or of the Municipality or of any other lawful governmental authority having jurisdiction thereto.

         1.7(l) "Inherent Structural Defects" mean material defects in the structure of the Building which an architect or engineer, appointed by the Landlord, certifies, in his opinion, to be the result of an ascertainable error in design or workmanship or of the use of substandard building materials.

         1.7(m) "Insured Damage" means damage by fire or other peril to the Building or to the Premises which the Landlord is responsible for repairing and for which the Landlord may actually recover the entire cost of repair under the Landlord's insurance policies.

         1.7(n)   "Land" means the land described in Schedule "D".

         1.7(o)   "Lease" means this document and the attached schedules.

         1.7(p) "Leasehold Improvements" mean all improvements, alterations, partitions, or fixtures from time to time installed for or by the Tenant in the Premises, except for furniture and readily removable trade fixtures and equipment which are not hard wired or plumbed.

         1.7(q) "Operating Costs" mean the total, without duplication, of all costs, calculated according to Canadian generally accepted accounting principles consistently applied, which the Landlord Incurs directly or indirectly to manage, operate, maintain, repair, replace or preserve the Land and the rentable and non-rentable areas of the Building including, without limitation, the costs of (I) complete landscaping, gardening, exterior cleaning, window cleaning (if any), snow removal, supervisory and maintenance services; (ii) operating elevators (if any); (iii) costs of maintaining heating, cooling and ventilating units if such costs are the responsibility of the Landlord; (iv) electricity and power including lighting and other utilities and services (excluding the Premises if the Premises are separately metered in which case the Tenant shall be directly responsible for such metered charges); (v) cleaning, maintaining and servicing all electric lighting fixtures, and replacing light bulbs, tubes, relays, starters, and ballasts in any common areas; (vi) repairing and servicing elevators (if any); (vii) painting, and sanitary control;
                  (viii) security; (tic) insurance premiums for fire, liability, loss of rent, elevator liability, and other risks for which the Landlord considers insurance to be necessary, (x) Capital Tax, being the tax or excise imposed by a Government Body on the Landlord measured by or based in whole or in part upon the capital employed by the Landlord, calculated as if the amount of such tax or excise were the amount due If the Building were the Landlord's only real property, and includes the amount, if any, of any capital or place of business tax imposed by a Government Body on the Landlord with respect to the Building;
                  (xi) accounting and audit charges for calculating Operating Costs, Taxes, and other costs; (xii) salaries, wages, and fringe benefits paid to Building employees, and amounts paid to independent contractors, and bona fide expenses of such persons; (xiii) a management fee equal to five (5%) percent of the aggregate, for each calendar year during the Term, of all rents and other charges payable to the Landlord by tenants of the Building, including Operating Costs and Taxes; (xiv) renting or buying signs, equipment, and supplies, and sales and excise taxes on goods and services; (xv) interest on expenses which the Landlord incurs and then amortizes for a reasonable period, which interest will be calculated yearly and will be equal to the Bank of Canada prime rate of interest in effect on the date the Landlord incurred the expense; (xvi) managing, operating, maintaining, repairing, replacing, or preserving the roof, lobbies, hallways, ceilings, washrooms, elevators, and amenity areas (if any); and (xvii) any additions or modifications to the Building that are required by any Government Body or that are incurred to reduce (or to slow the rate of increase of) an Operating Cost; but excluding the costs of: (1) Taxes; (ii) Landlord's debt service; (iii) correcting inherent Structural Defects or initial maladjustments to operating equipment; and (iv) leasing commissions and rental advertising.

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                  In calculating Operating Costs there will be a credit for
                  insurance proceeds for Insured Damage which the Landlord actually recovers, and for recovery from Building occupants of electricity and light bulbs, and tube and ballast replacement, to the extent that such items were included in Operating Costs.

         1.7(r) "Premises" mean the space identified as Unit 3815 consisting of 14,011 rentable square feet more or less, and outlined in red on the floor plan attached is Schedule "B".

         1.7(s)   "Rent" means Basic Rent and all Additional Rent.

         1.7(t) "Share" means 14.6989%, being the Tenant's portion of Operating Costs and Taxes, and being the proportion that the rentable area of the Premises bears to the rentable area of the Building.

         1.7(u) "Taxes" mean all taxes, duties, rates, levies, assessments, or charges including those for local improvements, education, and schools levied, imposed, or assessed from time to time by any Government Body against the Land, the Building, or the Landlord in respect thereof, including all taxes which the Landlord Is obliged to pay to any Government Body with respect to goods and services which are supplied or provided to or for the benefit of the Land or Building, or the tenants, together with legal and other professional fees and interest and penalties on deferred payments which the Landlord incurs in good faith to contest or appeal the amount or validity of various charges. 'Taxes' will not include tax or license fees on businesses carried on by Building occupants, or corporate income, profits, or excess profits tax upon the Landlord's income to the extent tax is not levied in lieu of the various charges.

         1.7(v) "Term" means the term of five (5) years and zero (0) months starting on the Commencement Date and ending on June 30, 2002, and any renewal of the Term and any period of permitted overholding.

1.8      Determining Areas

         The Landlord shall determine the rentable area of the Premises and the rentable area of the Building.

1.9      Currency

         All references to money are to lawful currency of Canada.

1.10     Severability

         If any provision of this Lease is unenforceable, it will be severed.

1.11     Governing Law

         This lease will be governed by the laws of the Province of Alberta.

1.12     Construction

         Singulars will include plurals and masculines will include feminines and neuters, and vice-versa. If the word "including" is used, the words "without limiting the generality of the foregoing" will be deemed to follow. Headings are for convenience of reference only.

PART 2 - EARLY OCCUPANCY AND DELAYS

2.1      Early Possession

         If the Tenant uses or occupies the Premises before the Commencement Date, the provisions of this Lease and any further provisions in Schedule "C" will apply.

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2.2      Delay in Delivering Premises

         If the Premises are not ready for occupancy by the Tenant on the Commencement Date because a prior overholding occupant has unlawfully refused to leave or because of an Event of Delay, the Landlord will not be liable for loss or damage resulting from the delay, and the Term will start on the Commencement Date, but the Tenant need not pay Rent until the Landlord gives it occupancy. In any such case, the Landlord will provide occupancy to the Tenant as quickly as possible.

PART 3 - DEPOSIT, RENT AND ADDITIONAL RENT

3.2      Paying Rent

         The Tenant will pay Rent duly and punctually to Bayview Property & Asset Management Inc., 510 Parkside Place, 602 -12 Avenue, S.W., Calgary, Alberta T2R 1J3, or to such other person or place of which the Landlord gives notice to the Tenant. The Tenant will pay Rent without deduction, abatement, or set-off, except as permitted by Paragraphs 3.4 and 3.6 herein. The Tenants obligation to pay Rent due during the Term will survive the End of the Term.

3.3      Basic Rent

The Tenant will pay basic rent

         3.3(a) the total sum of $_____ for the Term, in advance in equal consecutive monthly installments of $_____, starting on the Commencement Date and continuing on the first day of each month during the Term;
or

         3.3(b) in advance in equal monthly payments on the first day of each month during the Term, as follows:

=====================================================================================
                                         $ Per Rentable
                                         Square Foot Per
Year(s)   From           To              Annum              $ Per Month   $ Per Annum

1-3       July 1, 1997   June 30, 2000   $4.75              $5546.02      $66,552.25
4-5       July 1, 2000   June 30, 2002   $5.00              $5837.92      $70,055.00
-------------------------------------------------------------------------------------

3.4      Operating Costs

         The Term will consist of fiscal periods of twelve (12) consecutive months, each ending on December 31st, except that the first and last fiscal periods may be shorter. The Landlord may change the date on which the fiscal periods end by giving the Tenant at least 60 days' advance notice. In any such case, the then current fiscal period will be extended or shortened so that it ends on the new date. Before the Term starts and before each fiscal period starts, the Landlord may give the Tenant an estimate of its monthly Share of Operating Costs for the then existing fiscal period or the coming fiscal period. The Tenant will pay that estimated Share or, if no estimate is given, the same Share it was paying for the previous fiscal period, monthly on the same dates and in the same manner that it pays Basic Rent.

         After the Landlord has completed its accounting for each fiscal period, the Landlord will give the Tenant a statement of the Operating Costs for that fiscal period. If the statement shows a shortfall between the estimated Share of Operating Costs the Tenant has paid for that fiscal period and its actual Share, the Tenant will pay that shortfall within thirty (30) days after it receives the statement. If the statement shows

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         that the Tenant has paid too much, the Tenant will receive a credit for the difference. If the Tenant questions any Operating Cost, it may examine the Landlord's books and records with regard to the Building.

3.5      Cost of Additional Services

         The Tenant will pay to the Landlord, in the same manner it pays its Share of Operating Costs or in such other manner as the Landlord may request, the Landlord's extra costs in respect of any extra services or materials which result from the Tenant's activities, or requests, over and above those normally provided to Building occupants. Paragraph 3.4 above will apply to those extra costs so far as applicable.

3.6      Taxes

         The Term will consist of tax periods of twelve (12) consecutive months, each ending on December 31st, except that the first and last tax periods may be shorter. The Landlord may change the date on which the tax periods end by giving the Tenant at least 60 days' advance notice. In any such case, the then current tax period will be extended or shortened so that it ends on the new date. If the Premises or any property or rights specific to the Tenant are assessed separately in respect of any tax period by the relevant Government Body, the Landlord will calculate the Tenant's share of Taxes on that separate basis. If Taxes are greater than they would normally be because of the Tenant's constitution, ownership, or use of the Premises, school support, assessment by the relevant Government Body using an income approach, or other reason specific to the Tenant, the Landlord may determine that greater amount and include it in the estimate of the Tenant's Share of Taxes. The Tenant may contest or appeal the amount or validity of any separate or higher assessment if the Tenant pays such assessment as required, gives the Landlord a copy of the appeal, and pays all appeal costs. Before the Term starts and before each tax period starts, the Landlord may give the Tenant an estimate of its monthly Share of Taxes and any further share of Taxes payable under this Paragraph 3.6 for the then existing tax period or the coming tax period. The Tenant will pay that estimated Share or, if no estimate is given, the same Share it was paying for the previous fiscal period, monthly on the same dates and in the same manner that it pays Basic Rent. After each tax period ends, the Landlord will give the Tenant a statement of the actual Taxes due from that Tenant for that tax period which will include any separate or higher Taxes due. If the statement shows a shortfall between the estimated Share of Taxes and any further share of Taxes payable under this Paragraph 3.6 which the Tenant has paid for that tax period and its actual Share and any further share, the Tenant will pay that shortfall within thirty (30) days after it receives the statement. If the statement shows that the Tenant has paid too much, the Tenant will receive a credit for the difference. Either the Landlord or the Tenant may give notice to the other, within ninety (90) days after a tax period ends, correcting or disputing the calculation, or allocation of any Taxes. If the Landlord and Tenant cannot agree on the correction or resolve the dispute within ten (10) days after the notice is given, the Landlord will give such notice to a real estate appraiser or other expert experienced in assessment appeals who will determine the correction or dispute. If the decision of such appraiser or other expert requires an adjustment in what the Tenant has paid, it will be made in the same manner as adjustments of actual Taxes. Subject to the Tenant's obligation to pay its Share of Taxes, the Landlord will pay the Taxes, except that the Landlord may defer payment if deferment is lawful. Except as set out in this Paragraph 3.6, the Tenant may not contest or appeal the amount or validity of Taxes. The Landlord may contest or appeal the amount or validity of Taxes but will not be obliged to do so. If the Landlord has so contested or appealed, the Landlord may compromise, waive, or settle without reference to the Tenant. If the Landlord receives a reduction in the Taxes and if the Tenant has paid its Share of the Taxes which are reduced, the Tenant will receive a credit for its Share of the reduction. The Tenant will pay its Share of any increase in Taxes as a result of such contest or appeal. If the Landlord cannot obtain from the appropriate Government Body or public or private utility an allocation of Taxes or of any other taxes, duties, rates, levies, assessments, or charges which the Tenant is obliged to pay, which is sufficient to calculate the Tenant's Share or portion, the Landlord will make that allocation.

3.7      Tenant's Taxes and Other Charges

         The Tenant will pay, as and when due, to the appropriate Government Body or public or private utility all license fees, taxes, rates, duties, levies, assessments, or other charges imposed, assessed, or levied by any

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         Government Body or public or private utility from time to time, whether imposed on the Landlord or the Tenant, in respect of: (I) the personal property, fixtures, business, franchise, income, occupancy, use, or sales of the Tenant or other occupant of the Premises; (ii) Leasehold Improvements, fixtures, or machinery installed in the Premises by or for the Tenant; (iii) other space used by the Tenant in the Building;
         (iv) utilities and services used in or supplied to the Premises, to the extent that the Landlord has not included them in Operating Costs. In this regard, the Landlord may, at its option, install meters, at the Tenant's cost, in which case, the Tenant shall be directly responsible to the supplier of such utilities for all charges incurred by the Tenant, and (v) tax on goods and services which the Landlord provides or causes to be provided to or for the benefit of the Tenant or the Premises. If any such charges are not allocated separately for the Premises, the Landlord will make that allocation and if utilities or services are not sub-metered, the allocation will be on a connected load and usage or other equitable basis. Upon request by the Landlord, the Tenant will give the Landlord evidence that the Tenant has paid those charges as required.

3.8      Additional Rent

         The Tenant will pay all Additional Rent upon demand by the Landlord unless other times for its payment are expressly set out in this Lease. If the Tenant fails to pay any Additional Rent, as and when due, the Landlord will have the same remedies for its collection as it has for recovering Basic Rent in arrears. If the Tenant fails to pay any sum which the Tenant is obliged to pay, then subject to Paragraph 7.7, the Landlord may pay it and it will then be a debt owing by the Tenant to the Landlord.

3.9      Interest on Arrears

         When any Rent, or any interest accrued thereon, is in arrears, it will bear interest at 1.5% per month compounded monthly, from the date such Rent became due to and including the date of payment. The Landlord will have all remedies for its collection as it has for recovering Basic Rent in arrears.

3.10     Irregular Periods

         If the Term begins or ends other than on the first or last day of a month or if the first or last fiscal period or tax period is less than months, Rent for any broken month or broken period will be pro rated at a rate per day equal to 1/365 of the Rent applicable in that calendar year.

PART 4 - THE PREMISES

4.1      Examination of Premises

         The Tenant will inspect the Premises before taking possession and will give the Landlord notice of any problems. If the Tenant does not give notice, the Premises will be deemed to be satisfactory, except for inherent Structural Defects.

4.2      Possession and Use of Premises

         The Tenant will: (i) take possession of the Premises on the Commencement date; (ii) not allow anyone except for its employees, customers, other persons lawfully having business with the Tenant, or permitted sub-tenants, to use or occupy the Premises; (iii) use the Premises only for business office and warehousing unless the Landlord consents to another use; (iv) not let the Premises remain vacant for more than 5 consecutive days; (v) not do anything in the Premises which is noxious, dangerous or offensive in any manner or which would be a nuisance or disturb other Building occupants; (vi) not overload the Premises floor without the Landlord's consent beyond a capacity of three hundred pounds per square foot; (vii) not cause any waste or damage to the Premises; (viii) not let the Premises become untidy or unsightly, and at the end of each business day leave them in such a condition that they are clean; and (&) not store any dangerous, environmentally hazardous or flammable substances in the Premises.

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4.3      Insurance Increases

         The Tenant will not do or omit to do anything in the Premises which would result in any increase in the Landlord's insurance premiums but, if the Landlord's premiums are increased, the Tenant will pay the increase to the Landlord. The Landlord, by its representatives, may at any time enter the Premises to remove any article or remedy any condition which, in the Landlord's opinion, would be likely to lead to cancellation of any insurance policy. Such entry by the Landlord will not be deemed a re-entry or a trespass. If any insurance policy of the Landlord is subject to cancellation or is canceled by reason of the Tenant's use of the Premises, the Landlord may terminate this Lease by giving 10 days' notice to the Tenant, except if the Tenant has cured the problem within that 10 day period. In such case, Paragraph 12.1 will not apply.

4.4      Complying with Laws

         The Tenant will comply with all lawful requirements of Government Bodies and insurance companies who hold policies which affect the Land or Building, with respect to its operation and use of the Premises, the condition of the Tenant's Leasehold Improvements, trade fixtures, furniture and equipment, and any repairs or renovations the Tenant makes or is obliged to make to the Premises.

4.5      Quiet Enjoyment

         If the Tenant duly and punctually pays the Rent and complies with its obligations, the Tenant will be entitled to peaceably possess and enjoy the Premises during the Term.

4.6      Regulations

         The Tenant will comply with the regulations attached as Schedule "C" and with any amendments to them or any new regulations which the Landlord makes in connection with the use, occupancy, repair, maintenance, or operation of the Land or the Building. The regulations will form part of this Lease.

4.7      Tenant's Signs

         The Tenant will not place or affix any signs, symbols, or lettering outside the Premises, inside the Premises if visible from outside, or inside out outside the Building, except for an identification sign at or near the Premises entrance, which will be subject to the Landlord's consent as to design, color, size, and location. The Landlord reserves the right to install such signs as an Additional Service.

PART 5 - LANDLORD'S SERVICES AND ADDITIONAL SERVICES

5.1      Access

         The Tenant and its invites, in common with others, may use the common entrances, lobbies, stairways, and corridors of the Land and Building to gain access to the Premises, subject to the regulations.

5.2      Washrooms

         The Tenant and its invites, in common with others, may use the washrooms on the floors) on which the Premises are located.

5.3      Water, Telephone and Light

         The Landlord will provide building standard ducts to bring telephone services to the Premises, hot and cold water to building standard washrooms, and reasonable lighting to the Building common areas.

5.4      Energy and Security

         The Tenant will co-operate with the Landlord to conserve energy and to maintain security.

5.5      Light Fixtures

         The Landlord will have the exclusive right to install, repair, maintain, clean, revamp, and destaticize fluorescent fixtures within all common areas at reasonable rates.

PART 6 - DISPOSITIONS

6.1      Assignments and Subletting

         The Tenant will not assign this Lease or sub-let or part with possession of the whole or any part of the Premises for the whole or any part of the Term, without a bona fide written offer and without the Landlord's consent. If the Tenant wants the Landlord's consent, it will give the Landlord a true copy of the offer and any information the Landlord may require with regard to the reputation, financial standing, and business of the proposed assignee, sub-tenant, or occupant. Within ten (10) days after the Landlord receives the last of that information, or within ten (10) days after it receives the request for consent if it has not asked for any information, the Landlord will advise the Tenant that the Landlord: (I) consents; (ii) refuses to consent (with the reasons for such refusal); or r)) wishes, if the request is to assign this Lease or to sub-let or part with possession of the whole Premises, to terminate this Lease or wishes, if the request is to sub-let or part with possession of part of the Premises, to terminate this Lease with respect to such part If the Landlord consents, then the Tenant may complete its transaction only on the terms set out in the offer and only if it does so within sixty (60) days after it receives the Landlord's consent. If the Landlord wishes to terminate this Lease, in whole or in part, the Tenant may withdraw its request within ten (10) days after it receives the Landlord's advice. If the Tenant does not withdraw its request then this Lease will be terminated, in whole or in part, on a date required by the Landlord which will be not less than thirty (30) nor more than sixty (60) days after the later of the date the Landlord receives the Tenant's request for consent or the date the Landlord receives the last of the requested information from the Tenant. If the Tenant surrenders only part of the Premises, Rent will abate thereafter proportionately. Despite any such assigning, sub-letting, or parting with possession, the Tenant will remain liable for the Tenant's obligations. If the Landlord gives its consent to an assignment, the Landlord may require the Tenant to obtain the assignee's direct covenant with the Landlord to comply with the Tenant's obligations, as a condition of the consent. The Tenant will not advertise the Premises for assignment or sub-letting except if the Landlord has approved the proposed text. In no event will the rental rate appear in any advertisement.

6.2      Change in Control

         If the Tenant is a private company, any sale or other disposition of its shares or securities resulting in a change of control or beneficial ownership will be deemed to be an assignment under Paragraph 6.1.

6.3      Landlord's Conveyance

         If the Landlord sells the Land and Building, it will have no further obligation to the Tenant except for then existing defaults by the Landlord.

6.4      Mortgaging

         The Tenant will not mortgage or charge its leasehold interest in the Premises, fixtures, chattels, furniture, or equipment, without the Landlord's consent.

PART 7 - REPAIRS, RENOVATIONS, DAMAGE AND EXPROPRIATION

7.1      Landlord's Repairs

         The Landlord will keep the Building in a good and reasonable state of repair and maintenance, consistent with the standards for comparable buildings in the vicinity, except for the non-structural elements of the Premises and other premises and reasonable wear and tear, and will repair Insured Damage except if the Lease is terminated under Paragraph 7.9.

7.2      Tenant's Repairs

         The Tenant will keep the Premises, its Leasehold Improvements, its trade fixtures, all heating, ventilation and air conditioning units, lighting futures and any plate or other glass in the Premises or in the exterior walls of the Premises in a good and reasonable state of repair and maintenance, consistent with the standards for comparable premises in the vicinity, except for the structural elements of the Premises, reasonable wear and tear, and Insured Damage, and except if the Lease is terminated under Paragraph ?.9. Paragraph 7.4 will apply to Tenant repairs. The Tenant will repair according to notice from the Landlord.

7.3      Inspection and Access

         The Landlord, by its representatives, may enter the Premises at all reasonable times and during any emergency to: (I) inspect or supervise repair, maintenance, or renovation; (ii) do its own repairs, maintenance, or renovations; (iii) gain access to utilities and services (including underfloor or overhead duds and access panels); and
         (iv) determine electric light, power and water consumption by the Tenant in the Premises. In doing its repairs or renovations, the Landlord may bring equipment and material into the Premises. The Tenant will not be entitled to compensation for any inconvenience, nuisance, or discomfort caused by the Landlord's work in the Premises, but the Landlord will disturb the Tenant's use and enjoyment of the Premises as little as reasonably possible.

7.4      Tenant's Renovations

         The Tenant will not construct, install or alter anything in the Premises without the Landlord's consent. When requesting that consent, the Tenant will give the Landlord a copy of reasonably detailed drawings and specifications for the proposed work. The Tenant will do such work in a good and workmanlike manner, in accordance with the drawings and specifications the Landlord has approved, and in accordance with the Landlord's reasonable requirements. The Tenant will use contractors and subcontractors to whom the Landlord has consented, except that the Landlord may designate the contractors and subcontractors to be used for mechanical, structural, or electrical design and work and except that the labor union affiliations of workers must be compatible with those of workers employed by the Landlord or its contractors. The Landlord's consent, inspection, and supervision with respect to any such work will be Additional Services. Upon completing any work, the Tenant will deliver to the Landlord a full set of as-built drawings which the Landlord may keep.

7.5      Landlord's Renovations

         The Landlord may alter the Building from time to time including constructing additional floors, altering the Building's size or altering the location, dimensions or specifications of utilities, common areas or mechanical systems so long as the physical dimensions of the Premises are not materially altered as a result. The Tenant waives and renounces all claims which may result from any such alteration. If such alteration results in additional land being added to the Land or being used to service the Building, such additional land will be deemed to form part of the Land. If such alteration results in a change in the rentable area of the Building, the Landlord may modify the Tenant's Share accordingly.

7.6      Payment for Work

         The Tenant will pay all accounts for its renovations and repairs as and when due, except as set out in Paragraph 7.7.

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7.7      Liens

         The Tenant will discharge any builder's or other lien filed against the Tenant's leasehold interest or against the Land, by reason of work, labor, services, or materials provided or alleged to have been provided to the Tenant, as soon as it comes to the Tenant's notice. If the Tenant gives the Landlord notice that it wants to contest in good faith any lien and if the Tenant deposits with the Landlord or pays into Court the amount of the lien claim plus an amount for costs satisfactory to the Landlord or the Court, as the case may be, then the Tenant may defer paying the lien claim while it contests the claim with due diligence, except that if the Tenant's leasehold interest or the Land thereby becomes liable, in the Landlord's judgment, to forfeiture or sale, the Landlord may discharge any such lien. In that case, the Tenant will reimburse the Landlord for the amount of the lien and its costs of so discharging.

7.8      Tenant's Negligence and Liability

         If any part of the Building, including the interior climate control and utilities systems, needs repair or replacement by reason of the fault or negligence of the Tenant or its invites or licensees, the Tenant will be liable therefore and for resulting or consequential injury, loss or damage.

7.9      Damage or Destruction

         If the Premises or the Building are materially damaged by any cause, the Landlord, within ten (10) days after the damage occurs, will appoint an architect or engineer to determine, within thirty (30) days, the extent of the damage and how long he estimates the damage will take to repair. The Landlord will give the Tenant a copy of the architect's or engineer's report. If the report indicates that the Premises or Building will take more than 180 days from the date of the report to repair, then either the Landlord or the Tenant may give notice to the other, within ten (10) days after receipt of the report, terminating this Lease. If the Lease is so terminated, the termination date will be the tenth (10th) day after the date the Landlord or the Tenant receives such notice from the other, and in such case neither the Landlord nor the Tenant will be obliged to repair. If the Lease is not so terminated, each of the Landlord and Tenant will repair the damage to the extent it is obliged to do so under Paragraph 7.1 or Paragraph 7.2 above.

7.10     Abatement

         If the Premises are not reasonably capable of use and occupancy by the Tenant for its business for more than ten (10) days as a result of any damage, Rent will abate, from the date of the damage, in proportion to the part or parts of the Premises not reasonably capable of use and occupancy until the Premises are again reasonably capable of such use and occupancy or, with respect to the Tenant's repairs after such damage, until such time as, in the Landlord's opinion, those repairs ought to have been completed. If the Landlord, and Tenant disagree on the extent or time of the abatement, the Landlord will ask an architect or engineer to determine the dispute.

7.11     Expropriation

         If a Government Body expropriates all or part of the Land or Building, the Landlord, within sixty (60) days after it receives the notice of expropriation, may give the Tenant not less than thirty (30) days notice terminating the Lease. If a Government Body expropriates all or part of the Premises such that any remainder is not reasonably capable of use and occupancy, the Tenant, within sixty (60) days after it receives the notice of expropriation, may give the Landlord not less than thirty (30) days notice terminating the Lease. If the Lease is so terminated, neither the Landlord nor Tenant will have any claim against the other with respect to the expropriation. Each of the Landlord and Tenant may claim against the Government Body for compensation for loss of its interest and may retain any compensation awarded to it. Each of the Landlord and Tenant will coordinate with the other in pursuing its respective claim. If the Landlord receives a compensation award which specifically includes an award to the Tenant, the Landlord will remit the Tenant's portion to it. If the Lease is not so terminated then Paragraph 7.9 will apply to any repairs which are necessary as a result of the expropriation and Paragraph 7.10 will apply to abatement of Rent during any repair period. After the later of the date of expropriation or the repair period, if any, Rent will be adjusted so that it will bear the same proportion to the original Rent as the area of the remaining Premises bears to the area of the Premises immediately before the expropriation, and the Tenant's Share will be adjusted in the same manner.

PART 8 - SURRENDERING PREMISES AND REMOVING FIXTURES

8.1      Surrender

         At the End of the Term, the Tenant will surrender possession of the Premises and the Tenants Leasehold Improvements to the Landlord, without compensation, in the condition in which the Tenant was obliged to keep them during the Term. The Tenant's Leasehold Improvements will remain the Landlord's property, except for those the Tenant is obliged to remove under Paragraph 8.2. At the End of the Teen, the Tenant will give the Landlord a surrender of this Lease, which will be in form acceptable for registration if applicable.

8.2      Removal of Fixtures

         During the Term, the Tenant will not remove from the Premises its Leasehold Improvements, trade fixtures, furniture or equipment, except for furniture and equipment which, in the normal course of. its business, is no longer needed or is being replaced by furniture or equipment of equal or better quality and except as set out in this paragraph. At the End of the Term, the Tenant will remove from the
         Premises: (I) its trade fixtures; (ii) its furniture and equipment; and
         (iii) those Leasehold improvements which the Landlord requires it to remove, except that, if the Tenant is then in default under the Lease, the Tenant will not remove any of those items unless the Landlord expressly requires it to do so. The Tenant will repair any damage to the Premises caused by the removal of those items. If the Tenant does not remove any such items, the Landlord may do so and the Tenant will pay the Landlord's removal and storage charges.

8.3      Survival

         The Tenant's obligations in this Part 8 will survive the End of the Term.

PART 9 - LIABILITY, INDEMNIFICATION AND INSURANCE

9.1      Limitation of Landlord's Liability

         The Landlord will not be liable for any bodily injury or death of, or loss or damage to any property belonging to, the Tenant or its employees, invites or licensees or any other person in or about the Land or Building unless resulting from the Landlord's gross negligence, but in no event will the Landlord be liable for. (I) any damage, except for Insured Damage, caused by smoke, steam, water, Ice, rain, snow, or fumes which may leak into, issue or flow from any part of the Building or from the plumbing works, or from any other place, or caused by the condition or arrangement of any wiring; (1) any damage caused by any other Building occupant; (iii) any act or omission (including theft, malfeasance, or negligence) of any person the Landlord has employed or contracted with to perform security or other work in the Building; (iv) any loss or damage, however caused, to money, securities, negotiable instruments, papers, or other valuables of the Tenant or its employees, invites, or licensees; or (v) failure to supply or maintain interior climate control or elevator services, or indirect or consequential damages for personal discomfort or illness resulting from failure to supply or maintain such services.

9.2      Indemnification

         The Tenant will indemnify and save the Landlord harmless from all claims, actions, liabilities, judgments, damage, costs, or expense which the Landlord may suffer or incur in connection with or arising from: (i) bodily injury or death, or property or other loss or damage, in or about the Land or Building, as a result of any act or omission of the Tenant; or (ii) any breach by the Tenant of its obligations under this Lease. This indemnity will survive the End of the Term.

9.3      Tenant's Insurance

         The Tenant will obtain and maintain in good standing:

         9.3(a) Liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises and the Building, including personal liability, liability assumed by contract, Tenant's legal liability, and non-owned automobile liability. Such insurance will: (I) have a limit of not less than $3,000,000.00 in respect of any one occurrence or injury or death to a single person or property damage; (ii) be primary insurance and will not call into contribution any other insurance available to the Landlord or its mortgagee, which means that the Tenant's Insurance will cover any loss before the Landlord's or other insurance; and (iii) provide for cross-liability and severability of insurance, which means that each named insured on the policy can sue each other named insured under the terms of the policy.

         9.3(b) Insurance upon the Tenant's property normally located within the Building, and any property which is repaired at the Tenant's expense under this Lease.

         9.3(c) Insurance against all explosion, rupture or failure of boilers, pressure vessels or equipment within or serving the Premises exclusively; and

         9.3(d) Such other types of insurance as a prudent tenant would obtain from time to time.

         The Tenant will obtain all such insurance in at least those amounts set out in Paragraph 9.3(a) and otherwise in those amounts a prudent tenant of comparable space in a comparable building in the vicinity would obtain and maintain from time to time. All such insurance policies will: (I) include the Tenant, any mortgagee of the Tenant if applicable, the Landlord, and any mortgagee of the Landlord if applicable, as named insured, which means a person, firm, or corporation which is specifically designated by name as an insured under a policy; (ii) contain a waiver of any right of subrogation or recourse by the Tenant's insurer against the Landlord or its employees, agents, contractors, or mortgagees, whether or not any loss is caused by the act, omission or negligence of the Landlord or its employees, agents, contractors, or mortgagees (Subrogation means the legal process by which an insurance company seeks recovery of the amount it pays to a policy holder from a third party who may have caused the loss); (iii) provide that the insurer will give the Landlord (and any of the Landlord's mortgagees of which it has received notice) 30 days' prior written notice of cancellation of, material alteration in, or lapse of, any policy, and (iv) provide that such policies will not be invalidated as respects the interest of the Landlord or the Landlord's mortgagees by reason of any breach or violation of any warranties, representations, declarations, or conditions contained in the policies. The Tenant will effect all such policies with insurers and upon terms satisfactory to the Landlord. The Tenant will give the Landlord copies of certificates of insurance evidencing all such insurance and its renewal. The Tenant will pay the premium for each policy. If the Tenant fails to obtain or maintain any such insurance, the Landlord may do so as the Tenant's agent and at the Tenant's cost. The Tenant will review all its policies annually to ensure that they are up to date.

9.4      Landlord's Insurance

         The Landlord will obtain and maintain fire and extended coverage insurance on the Building and other insurance it considers necessary in amounts and on terms and conditions which a prudent owner of a comparable building in the vicinity would obtain and maintain from time to time.

PART 10 - PERFORMANCE OF TENANTS COVENANTS, DEFAULT, BANKRUPTCY AND TERMINATION

10.1     Landlord May Perform Covenants

         If the Tenant defaults in complying with any of its obligations, the Landlord, in addition to its other rights and remedies under this Lease or at law or at equity, may remedy or attempt to remedy any such default and for such purpose may enter the Premises. No such entry will be deemed to be a re-entry or trespass. The Tenant will reimburse the Landlord for the Landlord's costs of so remedying or attempting to remedy.

         The Landlord will not be liable to the Tenant for any act or omission in so remedying or attempting to remedy unless such act or omission amounts to intentional misconduct or gross negligence.

10.2     Right of Re-entry on Default or Termination

         If and whenever: (I) the Tenant fails to pay any Rent after it is due; or (ii) the Tenant defaults in observing or performing any of its other obligations and fails to cure that default within 30 days after the landlord gives the Tenant notice specifying the nature of the default; or (iii) this Lease is terminated under any provision hereof; or (iv) the Landlord has become entitled to terminate this Lease then, in any such case, the Landlord thereafter may enter into the Premises or any part thereof in the name of the whole to repossess the premises and enjoy as of its former estate, despite anything in this Lease to the contrary.

10.3     Termination and Re-entry

         If the Landlord is entitled to re-enter the Premises under this Lease or at law or at equity, the Landlord, in addition to its other rights and remedies, may terminate this Lease forthwith by leaving notice of such termination in the Premises.

10.4     Payment of Rent on Termination

         If the Landlord gives the Tenant, or leaves in the Premises, notice of termination, this Lease and the Term will end, Rent will be apportioned on a daily basis to the End of the Term (except if it has abated, in whole or in part, under Paragraph 7.10), the Tenant will pay that apportioned Rent on demand by the Landlord, the Tenant will immediately give possession of the Premises to the Landlord, and the Landlord may re-enter and take possession of the Premises if it has not then done so.

10.5     Re-letting

         If the Landlord is entitled to re-enter the Premises under this Lease or at law or at equity, the Landlord, in addition to its other rights and remedies, may enter the Premises, as the Tenant's agent, and re-let them and receive the basic rent and additional rent from that re-letting, and, as the Tenant's agent, take possession of any personal property in the Premises, or any place to which it has been removed, and sell it at public or private sale without notice to the Tenant, and apply the proceeds and any basic rent or additional rent received from the re-letting on account of the Rent due or to become due, and the Tenant will be liable to the Landlord for any deficiency.

10.6     Method and Waiver on Re-entry

         If the Landlord re-enters the Premises then, in addition to its other rights and remedies, it may expel the Tenant and those claiming through or under the Tenant, remove any property in the Premises, and force or change the locks, without being guilty of trespass. The Tenant waives and renounces the benefit of any present or future law requiring the Landlord to serve notice or begin legal action in order to re-enter.

10.7     Bankruptcy or Insolvency

         If the Tenant becomes bankrupt or insolvent or takes steps, or allows an order to be made to end its corporate existence then, in any such case, the Landlord, at its option, may terminate this Lease by leaving notice of termination in the Premises and, in that case, all arrears of Rent, the current month's Rent and the next ensuing 3 months Rent will immediately become due and be paid by the Tenant.

10.8     Distress

         The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's right of distress, and agrees that none of the Tenant's personal property will be exempt from levy by distress for Rent in arrears.

10.9     Cumulative Remedies

         The Landlord may use any or all of the rights and remedies available to it under this Lease or at law or at equity if the Tenant defaults in observing or performing its obligations or if the Landlord is entitled to terminate the Lease. Those remedies will be cumulative and not alternative.

10.10    Waiver and Condoning

         Only written waivers of Tenant's defaults will bind the Landlord. No condoning, excusing, or overlooking by the landlord of any default by the Tenant will operate as a waiver of the Landlord's rights or remedies on any subsequent default.

10.11    Legal Fees

         If either the Landlord or the Tenant exercises any of its rights or remedies as a result of the other's default, the defaulting party will pay the other's reasonable costs and out-of-pocket expenses of so exercising, including complete legal costs.

PART 11 - HAZARDOUS SUBSTANCES

11.1     Hazardous Substances

         The Tenant shall not bring or permit or suffer to be brought into the Premises, and shall not use in any way, or permit or suffer the use of the Premises or any part thereof to either directly or indirectly prepare, produce, use, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of, transfer, process, release or permit any other dealing with, any Hazardous Substances unless it has received the prior written consent of the Landlord, which may be arbitrarily withheld. Any substance which the Landlord permits the Tenant to treat, store, transfer or dispose of must be dealt with in strict compliance with all applicable laws and environmental permits. The Tenant shall not release and shall not permit the release of any Hazardous Substances into any soil, water courses, culverts, drains or sewers except in accordance with all applicable laws and environmental permits. At its own cost, risk and expense, the Tenant shall comply with all applicable laws and environmental permits from time to time in force regulating the manufacture, use, storage, transportation, disposal, release or other dealing with Hazardous Substances by the Tenant to which the Landlord has consented.

11.2     Hazardous Substances Property of Tenant

         If any Hazardous Substance is brought onto the Premises or created upon the Premises during the term of the Lease, such Hazardous Substance shall be the sole and exclusive property of the Tenant and not of the Landlord, notwithstanding the degree of affixation of the Hazardous Substances or the goods containing the Hazardous Substances to the Premises and notwithstanding the expiry or sooner termination of this Lease.

11.3     Removal of Hazardous Substances

         On or before the expiration or sooner termination of this Lease, the Tenant will remove all Hazardous Substances which have been brought onto or created upon the Premises during the Temp of the Lease, whether by the Tenant or any other person, other than the Landlord, including without limitation any Hazardous Substances which may have been released or deposited into the soil.

11.4     Notice of Hazardous Substances

         The Tenant will advise the Landlord forthwith of any release of any Hazardous Substances on the Premises or any other part of the Land and the Building or any adjacent property and will provide the Landlord with all information, notices, reports and other documents it has regarding such release and the remediation steps being undertaken by the Tenant with respect to the release or as may reasonably be required by the Landlord of the Tenant.

11.5     Restoration After Contamination

         If the presence of any Hazardous Substance or any other substance on the Premises results in any contamination of the Premises or the Land and/or Building, the Tenant shall promptly take all actions at its sole risk and expense as are necessary to return the Premises and the Property to the condition existing prior to the introduction of any such Hazardous Substance or other substance on the Premises or the Land and the Building.

11.6     Cleanup Costs Indemnity

         In addition to any other indemnity found in this Lease, the Tenant will be completely liable for and will and does hereby indemnify and save harmless the Landlord from all cleanup costs and remediation charges, fees, penalties or damages, whether civil or criminal, and any expense with respect thereto, required by any decree, directive or order from any Government Body relating to the treatment, storage, disposal or transportation of Hazardous Substances on or from the Premises by the Tenant, its employees, agents, contractors or others whom the Tenant permits to enter onto the Premises or for whom the Tenant is responsible in law. The Tenant's obligations to observe or perform the covenants in this Part 11 shall survive the expiration or other termination of this Lease and any limitation periods prescribed by applicable law.

11.7     Records

         The Landlord may at any time and from time to time on five days prior written notice to the Tenant have the Premises, any records reasonably considered to be relevant for the purpose of identifying the existence, nature and extent of any Hazardous Substance on the Premises and the Tenant's use, storage and disposal of such Hazardous Substance, inspected by a duly qualified independent environmental auditor, and the Tenant agrees to co-operate with the auditor in its performance of each such inspection. In exercising such right of inspection, neither the Landlord nor its auditor shall unreasonably interfere with the Tenant's use and occupation of the Premises. If the auditor, acting reasonably, determines following any such inspection that further testing or investigation is required in order to monitor the Tenant's compliance with all applicable law relating to the use, storage and disposal of any Hazardous Substance, the Landlord may at its own option require the Tenant, at the Tenant's expense, to arrange for such testing or investigation itself, in which case the Landlord's reasonable costs of any such testing or investigation shall be paid by the Tenant to the Landlord within thirty (30) days after receipt of any invoice on account thereof.

11.8     Cleanup Plans

         If any Government Body shall require the clean up of any Hazardous Substance held, released, spilled, abandoned or placed upon the Premises or the Property or any other lands or released, spilled, leaked, pumped, poured, emitted, emptied, discharged, injected, escaped, leached, disposed or dumped into the environment by the Tenant in the course of the Tenant's business or as a result of the Tenant's use or occupancy of the Premises, then the Tenant shall, at its own risk and expense, prepare all necessary studies, plans and proposals and submit same for approval, shall provide all bonds and other security required by Government Body and shall carry out the work required and keep the Landlord fully informed and shall provide to the Landlord full information with respect to proposed plans and comply with the Landlord's reasonable requirements with respect to such plans. The Tenant further agrees that if the Landlord determines, acting reasonably, that the Building, the Land, the Landlord or the Landlord's reputation is placed in any jeopardy by the requirements for any such work, the Landlord may itself undertake such work or any part thereof at the reasonable cost and expense of the Tenant which cost shall be paid by the Tenant within thirty (30) days after receipt of an invoice on account thereof.

11.9     Indemnity to Landlord

         The Tenant hereby indemnifies and saves harmless the Landlord, its directors, officers, employees and agents and the successors and permitted assigns of the Landlord from and against all loss and expense and from and against all claims, demands, actions, suits or other proceedings, judgments, damages, penalties, fines, costs and liabilities, including, without limitation, any reduction in the market value of the Premises or the Land and the Building, damages for loss or restriction in use of leasable or useable space or of any amenity of the Premises or the land and the Building, damages arising from any adverse impact on marketing of space and sums paid in settlement of claims, legal fees, consultants' fees and experts' fees which arise during or after the Term and are in any manner based upon, arise out of or are connected with the presence or suspected presence of any Hazardous Substance in, upon, above or under the Land and the Building and any other contamination which exists on or under the Premises or which has escaped from the Premises including, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any Government Body including that resulting from waste, unhealthful, hazardous or dangerous conditions caused by, contributed to or aggravated by the Tenant or any permitted transferees, violation of any applicable law or environmental permits pertaining to Hazardous Substances. In addition, without limitation, the Tenant further expressly agrees to compensate the Landlord for any and all costs incurred for the removal of any Hazardous Substance from the Premises even in the absence of an order requiring such removal and notwithstanding that such Hazardous Substance may be stored on the Premises in compliance with all applicable law or environmental permits. The Tenant hereby expressly agrees that this indemnification shall survive the expiration or earlier termination of this Lease and that any statutory limitation periods on actions to enforce these obligations shall not be deemed to commence until the Landlord actually discovers any such circumstances as may give rise to their enforcement and the Tenant hereby knowingly and voluntarily waives the benefits of any shorter limitation period. Upon the default of the Tenant under this Part 11, the Landlord shall be entitled to terminate this Lease and/or recover from the Tenant any and all loss and expense associated with the said default, in addition to any other rights and remedies of the Landlord.

PART 12 - GENERAL PROVISIONS

12.1     Events of Delay

         If either the Landlord or the Tenant is unable to provide any service, utility, work, or repair by reason of an Event of Delay, the time for performing the obligation will be extended by that period of time which is equal to the length of the delay, and the Landlord or the Tenant, as the case may be, will use all reasonable efforts to overcome any such Event of Delay provided however that nothing herein will relieve the Tenant from its obligation to pay Rent at the times herein provided. Neither the Landlord nor the Tenant will be entitled to compensation for any inconvenience, nuisance or discomfort caused by such an Event of Delay, or to cancel this Lease.

12.2     Overholding

         This Lease will terminate at the End of the Term without notice or demand. If the Tenant stays in the Premises after the End of the Term without a further written agreement with the Landlord, such holding over will not constitute a renewal of this Lease. In such case, the Landlord, at its option, may elect to treat the Tenant as one who has not vacated at the End of the Term and to exercise all its remedies in that situation, or may elect to construe such holding over as a tenancy from month to month subject to all the terms of this Lease, except: (I) for Term; (ii) for basic rent which will be equal to two times the Basic Rent payable in respect of the last year before the End of the Term, or the last renewal term, as the case may be, payable in advance in monthly installments on the first day of each month, and (iii) that there will be no inducements or allowances, renewal rights, rent abatements, rights of refusal, rights to additional space or other like concessions or rights.

12.3     Exhibiting Premises

         The Landlord may exhibit the Premises to prospective tenants during the last six (6) months of the Term and, at all reasonable times, to the Landlord's prospective purchasers and lenders, but, in so doing, will disturb the Tenant as little as possible.

12.4     Subordination

         This Lease and the Tenant's rights will be subordinated and postponed to all mortgages and other financial charges which now or hereafter charge the land or the Building, and to all renewals, modifications, consolidations, replacements, or extensions of same, notwithstanding the respective dates of execution or registration. The Tenant, at the Landlord's cost, will execute any instrument confirming such subordination and postponement and any instrument confirming that the Tenant will attorn as tenant to the holder of any such mortgage or other financial charge on the same terms as are set out in the Lease, which the Landlord or the Landlord's lender may request, provided that the lender who receives any such instrument agrees to recognize this Lease and the Tenant's right to possession of the Premises under the terms of the Lease.

12.5     Certificates

         Either the Landlord or the Tenant, at the others request and cost, will deliver to the other or to any other person a certificate setting out:
         (I) whether the Lease is in full force and effect; (ii) whether it has been modified or assigned; (iii) confirming the Rent and the state of accounts between the Landlord and Tenant; (iv) to the best of its knowledge, the existence of any defaults; and (v) any other reasonable information which is requested.

12.6     Notices

         Any notice, request, or demand required or permitted to be given must be in writing and will be sufficiently given if personally served or mailed by prepaid registered post as follows:

         12.6(a)  to the Landlord:

                  Bayview Property & Asset Management Inc.
                  510 Parkside Place
                  602 -12th Avenue, S.W.
                  Calgary, Alberta, T2R 1 J3
                  Attention: Property Administrator

         12.6(b)  to the Tenant:

                  TRIPLE-C-INC.
                  3815 - 29 Street N.E.
                  Calgary, AB
                  T1Y 6135
                  Attention: Mr. Jerry Borst

                  *
                  *
                  *

         Any notice, request, or demand will be presumed, if mailed, to have been received 5 business days after the day on which it is mailed and, if delivered, upon receipt, except that if, between the time of mailing and actual receipt, there is an actual or reasonably anticipated mail strike, slowdown, or labor dispute which might affect delivery, the notice will be effective only if actually delivered. Either the Landlord or Tenant will give notice to the other changing its address for service.

12.7     Time of the Essence

         Time will be of the essence of this Lease.

12.8     Registration

         The Tenant shall not register a copy of this Lease but shall be entitled to register a caveat, at its sole cost and expense, provided that such caveat does not disclose the Rent due hereunder, and the Tenant has received prior written approval from the Landlord.

12.9     Liability

         If two (2) or more persons, corporations, partnerships, or other business associations execute this Lease as Tenant or as Guarantor, as the case may be, the liability of each to observe or perform the Tenant's obligations will be deemed to be joint and several. If the Tenant or Guarantor, as the case may be, named in this Lease is a partnership or other business association, the members of which by law are subject to personal liability, the liability of each such member will be deemed to be joint and several. The Tenant will cause the Tenant's employees, invites, licensees, and other persons over whom the Tenant may reasonably be expected to exercise control to comply with the Tenant's obligations under this Lease, and any failure to so comply will be deemed to be a default by the Tenant. The Tenant will be liable to the Landlord for the negligent or willful acts or omissions of any such employees, invites, licensees or other persons over whom the Tenant may reasonably be expected to exercise control.

12.10    Relocation of Premises

         The Landlord may give the Tenant sixty (60) days prior notice that it will relocate the Tenant to other premises in the Building (the "New Premises"). The New Premises will contain at . least the same rentable area as the Premises. The Landlord will provide, at its expense, Leasehold Improvements in the New Premises equal to the standard of the Leasehold Improvements in the Premises which have been completed or which the Landlord is obliged to provide in the Premises. The Landlord will pay for any reasonable cost of moving the Tenant's trade fixtures and furnishings from the Premises to the New Premises. As full compensation for all other costs, expenses, and damages which the Tenant may incur in connection with the relocation, including disruption and loss of business, Basic Rent for the New Premises for the first month of occupancy will abate. Basic Rent and the Tenant's Share of Operating Costs and Taxes for the New Premises will be no greater than what they were for the Premises, even if the New Premises contain a greater rentable area. All other terms and conditions of this Lease will apply to the New Premises for the balance of the Term except if they are inconsistent with this Paragraph 12.10.

12.12    Brokerage

         The Landlord is responsible for any fees/commissions owing to its agents/brokers. The Tenant is responsible for any fees/commissions owing to its agents/brokers.

12.13    Additional Provisions

         Those provisions, if any, set out in Schedule "A" will form part of this Lease.

12.14    Binding Effect

         This Lease will snare to the benefit of and be binding upon the Landlord, the Tenant, and any Guarantor and each of their respective heirs, executors, administrators, successors, and permitted assigns.

IN WITNESS WHEREOF the Landlord and Tenant and any Guarantor have executed this Lease as of the day and year first above written.

The Standard Life Assurance Company     The Manufacturers Life Insurance Company


Per:             /s/                    Per:              /s/
    -------------------------------         -------------------------------
         Authorized Signature                     Authorized Signature


Per:             /s/                    Per:              /s/
    -------------------------------         -------------------------------
         Authorized Signature                     Authorized Signature

If the Tenant is a corporation:   TRIPLE-C-INC.

The corporate seal of the                      )
Tenant was hereunto effaced                    )
in the presence of:                            )
                                               )
Per:              /s/                          )
    ----------------------------------
          Authorized Signature                 )

Per:              /s/                          )
    ----------------------------------
          Authorized Signature                 )
                                               )

                                   SCHEDULE A

                              ADDITIONAL PROVISIONS

1.       IMPROVEMENTS TO PREMISES - BY LANDLORD

         1. The Landlord will coordinate the design, supervision, and construction of the improvements (all of which is herein called the "Improvements") to the Premises.
         2. The Landlord will contribute a maximum of $1.16 per rentable square foot of the Premises toward the Improvements (the estimated total Landlord contribution being ($16,200.00).
         3. If the Landlord's full contribution is not required to complete the Improvements, the saving will accrue to the Landlord and the Landlord will not be obliged to pay same to the Tenant.
         4. If the total cost of the Improvements exceeds the Landlord's maximum contribution, the Tenant will be obliged to pay the excess directly to the contractors) in a timely manner.
         5. The Landlord will carry out the Improvements in accordance to specifications attached as Schedule "E" and in accordance with the lawful requirements of all Government Bodies having jurisdiction.
         6. The Landlord will not be obliged to commence the Improvements, except for any preliminary layout design which the Landlord has authorized in writing, until the Lease has been fully and unconditionally executed and delivered by all parties.

2.       OPTION TO RENEW

         If the Tenant pays its Rent and observes or performs all its obligations under the Lease, duly, regularly and promptly throughout the Term, and if the Tenant delivers to the Landlord written notice exercising its option to renew at least six months prior to the expiry of the Teen, the Tenant will have the option to renew the Lease for a further term of five years on the same temps as are contained in the Lease, except for. (I) Basic Rent; (ii) this option to renew; and (iii) tenant Inducements or allowances, rent abatements, rights of refusal, or rights to additional space, or like concessions or rights, except to the extent that such concessions or rights are specifically stipulated in the Lease to apply during any renewal term. Annual Basic Rent for the renewal term will be based upon fair market Basic Rent for equivalent, developed space at the time of renewal, except that the annual Basic Rent will not be less than the Basic Rent which the Tenant was obliged to pay during the last year of the Term. The time for determining annual Basic Rent for the renewal term will be the four month period immediately preceding the expiry of the Term.

                                   SCHEDULE B

                                    SITE PLAN

[NOTE: This section, which cannot be reproduced electronically, is a floor plan of the Leased Premises]

                                   SCHEDULE C

                                   REGULATIONS


1.       Definitions

         Initially capitalized terms In these regulations will have the same meanings as in the Lease except if otherwise defined herein.

2.       Access and Exit

         Tenants or occupants in the Building ("Tenants") will not obstruct or use the sidewalks, driveways, entries, corridors or staircases except for accessing or exiting to or from their premises. The Landlord reserves control of parts of the Building used for the common benefit of Tenants, as it may deem advisable, but will not unduly Impair accessing or exiting to or from premises. Tenants will shut off lights when leaving their premises after normal business hours.

3.       Fire Exits

         Tenants will not use the fire exits except in case of emergency, except if the Landlord designates same as normal exits.

4.       Fire Evacuation Procedures and Fire Doors

         Tenants will comply with all fire safety and evacuation procedures the Landlord imposes from time to time. The Landlord from time to time may install doors in the exterior walls of premises necessary to comply with the lawful requirements of any Government Body. The Tenants and the Landlord may use such doors in case of emergency.

5.       Security

         Tenants will be responsible for securing their premises and, if required, for locking Building entrance and exit doors when entering or leaving the Building.

6.       Windows

         Windows that reflect or admit light into the premises of Tenants will not be covered or obstructed, and no awning will be put up over any window without the Landlord's consent. Tenants will permit window cleaners to clean windows during or after normal business hours. Tenants will not place anything on the Building windows or projections, and will not throw anything out of the windows or doors or down the passages or skylights of the Building.

7.       Washrooms

         Tenants will not use washrooms, plumbing or other apparatus for any purpose except those for which they were constructed, and will not put any sweepings, rubbish, rags, ashes, or other substances therein. Each of the Tenants will pay the cost of any damage resulting thereto from misuse by it. Tenants will not let water run unless in actual use.

8.       Directory Board

         Tenants, at their cost, may have their names shown upon the Building's director board, if any, but the Landlord may design the style and regulate the content of such identification and allocate the space on the directory board for each of the Tenants.

9.       Use of Premises

         Tenants will not permit any person to use their premises for sleeping apartments, for residential or any immoral or unlawful purpose, or to store personal effects or articles not required for business purposes.

10.      Cooking

         Tenants will not permit any cooking in their premises without the Landlord's consent.

11.      Food Services

         Tenants will not grant any concession, license, or permission to sell or to take orders for food, services, or merchandise and will not install or permit the installation or use of any machine or equipment for dispensing merchandise, food, or beverages, and will not permit the preparation, serving, distribution, or delivery of food or beverages in their premises or the Building without the Landlord's consent, and then only in accordance with arrangements the Landlord may prescribe. Only persons approved by the Landlord will be permitted to serve, distribute, or deliver food and beverages within the Building or to use any public area for that purpose.

12.      Pets

         Tenants will not bring into or keep in their premises or the Building any animals, birds, or other pets.

13.      Soliciting

         Canvassing, soliciting, and peddling in the Building are prohibited, and Tenants will co-operate with the Landlord to prevent same.

14.      Equipment, Safes, Mechanical Devices and Freight

         Tenants will not bring in or take out, position, construct, install, or move any safe, large business machine, or other heavy office equipment without the Landlord's consent. In giving such consent, the Landlord may prescribe the permitted weight and position of such safes, business machines, or equipment, and the use and design of planks, skids, or platforms to distribute the weight. Tenants will move heavy equipment in and out of their premises only after giving notice to the Landlord and only as required by the Landlord. The Landlord may inspect any freight. Except for electric typewriters, small adding machines, and small personal computers, Tenants, without the Landlord's consent, will not keep or install any machines in their premises which are driven by electricity or which generate any heat.

15.      Furniture and Effects

         Tenants will not bring into or remove from their premises any furniture, effects, or supplies, except at such times, in such manner and by such routes as the landlord may approve.

16.      Hand Trucks

         Any hand trucks, carryalls, or similar appliances used in the Building will be equipped with rubber tires, side guards, and such other safeguards as the Landlord may require.

17.      Electrical Closets and HVAC

         Tenants will not obstruct or interfere with access to ducts and electrical closets in their premises. If Tenants have carpeted over the ducts, or otherwise obstructed access to same, they will pay the Landlord's costs of providing access to the ducts. Tenants will not leave anything on any radiator or induction unit.

18.      Wiring

         Tenants will not mark, paint, drill into, or in any way deface the walls, ceilings, partitions, floors, wood, stone or ironwork. Boring, cutting, coring, or stringing wires or pipes will not be permitted, except with the Landlord's consent, and as it may direct. If any of the Tenants desire telegraphic or telephonic connections, the Landlord reserves the right to direct electricians as to where and how the wires are to be introduced, and the type of wires, and without such directions no borings, cutting or coring for wires will occur. No other wires or pipes of any kind will be introduced without the Landlord's consent.

19.      Music and Sound

         Tenants will not operate any musical or sound-producing instruments or devices outside their premises or inside their premises which may be heard outside. Tenants will not install any radio or television antennae, loud speakers, sound amplifiers, or similar devices on the roof or exterior walls of the Building.

20.      Glass, Locks and Trimmings

         Tenants will keep whole all glass, locks, and trimmings in or upon the doors or windows affording access to or admitting light into their premises. Whenever any part thereof is broken, Tenants will immediately cause the same to be replaced or repaired, by some person or persons approved by the Landlord, to the Landlord's satisfaction, and the Tenants responsible will pay the cost of such replacement.

21.      Locks/Access Cards

         Tenants will not plans or keep on any door leading into or inside their premises any lock or bolt except such locks or bolts which permit all doors to be on the Landlord's master or sub-master key system. Tenants will not change locks or their mechanisms without the Landlord's consent. Tenants will give the Landlord a key to all locks.

22.      Caretaking

         Tenants will be responsible for all janitorial and cleaning responsibilities for the Premises and shall maintain the Premises in a neat and tidy condition.

23.      Interior Climate Control Design Criteria

         The design criteria for the interior climate control system will be based on the normal criteria for comparable systems in comparable buildings, including normal occupancy per square foot and normal distribution of offices per square foot, the electric power consumed, the installation of partitions or other separations only in locations which do not interfere with the proper operation of the climate control system, and the closing of window coverings on exterior windows while such windows are exposed to direct sunlight.

24.      Additional Services

         Any services or supervision the Landlord provides under these regulations to specific Tenants will be Additional Services. The Landlord's costs thereof and any costs specific tenants are obliged to pay under these regulations will be included in the Cost of Additional Services to those specific Tenants.

25.      Name of Building

         Tenants will use the Building name which the Landlord designates from time to time, but not for any purpose except their business address.

                                   SCHEDULE D

                              (DESCRIPTION OF LAND)


                                  PLAN 8011265
                                     BLOCK 8
                                    LOTS 7-11

                                   SCHEDULE E

                             LEASEHOLD IMPROVEMENTS

The Landlord will carry out the following leasehold improvements in accordance with the plan provided by the Tenant with such work to be completed prior to the commencement date.

1.       Re-paint entire office premises (colors to be chosen by tenant).
2. Remove existing carpet and rubber cove base In office area and supply and install new commercial quality 28 oz pile weight carpet and new rubber cove base. Carpet style and color to be chosen by tenant.
3. Demolish existing wall in manager's office. Remove door and frame and fill in with new drywall wall.
4.       Supply and install new glass wall and new door to create new office.
5. Demolish approximately 8 feet of wall to open up new show room. Relocate thermostats and alarm bell. Make good for painting.
6. Relocate existing kitchen cupboards and sink to new lunch room location. Hookup water and drain at new location. Supply new faucet set to kitchen sink.
7. Supply and Install four (4) new sinks an faucet sets in four (4) bathroom locations.
8. Landlord to review HVAC system to ensure the system and controls are working properly.